International Frontier Resources Corporation

April 25, 2006

Eternal Energy Corp.
2120 West Littleton Blvd
Littleton, CO 80120

Attention: Mr. Brad Colby

Via: Email

Dear Brad,

Re: Seaward Production Licenses P.1089 & P.1295
Blocks 14/28a, 14/29b and 14/23 (split)

This letter agreement will set forth the basic terms and conditions of an agreement between Palace Exploration Company (E&P) Limited ("PEP"), Challenger Minerals (North Sea) Limited ("CMNS"), International Frontier Resources Corporation ("IFR") hereinafter collectively referred to as "Farmors" and Oilexco Incorporated ("OIL") hereinafter referred to as "OIL or Oilexco" and Eternal Energy Corp hereinafter referred to as "EEC".

In consideration of the mutual covenants and undertakings herein expressed EEC agrees to participate in the following farmin.

1.0 FARMIN TERMS

1.1 On or before December 31, 2006 Oilexco shall commence drilling of a test well at the well location identified by the Farmors. The test well shall be drilled to a depth sufficient to evaluate the Piper zone of the Jurassic Formation.

1.2 EEC agrees to pay twelve and one – half percent (12.50%) of rig mobilization and demobilization, drilling, drill stem testing, casing, completion, equipping for production or abandonment costs to earn seven and one-half percent (7.50%) in Licenses P.1089 & P.1295.

1.3 International Frontier Resources Corporation ("IFR") on behalf of EEC shall pay the first US$1,500,000 currently held in escrow to Oilexco within seven days of receipt of a cash call from Oilexco. EEC shall be responsible for payment to Oilexco for all other costs exceeding the US$1,500,000 escrow funds.

BC

1.4 Upon the test well being drilled to contract depth, drill stem tested, cased, completed, or abandoned Farmors shall assign to EEC an additional undivided 1.6875% working interest in Licenses P.1089 & P. 1295.

1.5 In the event a Sole Risk operation is proposed after the initial test well has reached contract depth and has been logged and drill stem tested the provisions of the attached Joint Operating Agreement shall apply.

1.6 Upon execution of a mutually acceptable Farm-in Agreement Oilexco shall be appointed operator of the Licenses.

2.0 REPRESENTATIONS AND WARRANTIES

2.1 Farmors Representations and Warranties

Farmors represents and warrants to EEC that:

(a) it has or will have on or before April 30, 2006 all requisite corporate power to execute and perform its obligations under this Agreement;

(b) so far as it is aware, all returns required to be made to the Secretary by Operator in respect of the Licence have been made;

(c) the Licences are in full force and effect and Farmors are not involved in, or aware of any threat of, any proceedings, claims or arbitration or other matter which could lead to the Licence being revoked;

(d) the assignment of the relevant Interest on the terms and conditions set out in this Agreement will not violate any obligations binding on it or its assets or result in any liability to any third party or the creation or enforcement of any security in relation to such Interest;

(e) there has been no material default by it nor, so far as it is aware, by any other licensee under the Licence, which could result in the Licence being revoked;

(f) neither it nor, so far as it is aware, any other party to the Licensed Interest Documents has committed any breach of any of the Licensed Interest Documents in relation to the Interest, which breach is of a material nature and is subsisting;

(g) the information contained in this Agreement in relation to the Interest is complete, true and accurate in all material respects;

(h) EEC has been supplied with or otherwise been given access to a true, complete and accurate copy of the Licensed Interest Documents in relation to the Interest and there are, so far as Farmors are aware, not in existence any other material agreements or documents amending, supplementing or affecting the same or the Interest.

(i) Oilexco has agreed with Farmors that it shall utilize the Sedco 712 drilling rig to drill the test well at a day rate of US$140,000 per day. Oilexco represents and warrants to IFR that there will be no uplift in day rate charges or other ancillary costs charged from Oilexco to IFR and EEC. In the event the Sedco 712 is not available the parties hereto shall agree on an alternative rig.

2.2 EEC Representations and Warranties

EEC represents and warrants to Farmors that it has all requisite corporate power to execute and perform its obligations under this Agreement and that, in doing so, EEC will not violate any applicable law, judgment, order, permit or any other agreement, consent or instrument binding upon EEC.

EEC has obtained its Board of Directors approval to enter into this agreement.

EEC warrants to Farmors that it will assume it's pro rata share of a 3% Gross Overriding Royalty payable to Walter Oil and Gas pursuant to the terms and conditions of the Royalty Deed, a copy of which is attached hereto.

3.0 RESPONSIBILITY FOR OPERATIONS

3.1 Oilexco shall use its reasonable endeavors to carry out the Work Programme for the drilling of a test well and conduct all day-to-day activities relating thereto subject to and in accordance with the Licences and the Joint Operating Agreement.

3.2 EEC shall be entitled to access copies of the License Documents and all such data and information, work product and seismic and any other data and information provided to or otherwise in possession of, the Farmors in connection with the Blocks in so far as such information is solely relevant to the Licenses (collectively the "Earned Interest Data"). EEC shall hold in confidence the Earned Interest Data.

3.3 As soon as reasonably practicable after execution of a formal Farm-in Agreement to the extent that the same are not already in the possession of EEC and subject to any obligations of confidentiality by which Farmors may be bound which restrict the disclosure thereof prior to EEC taking an assignment of the Interest, Farmors shall furnish EEC with copies of all technical, financial and administrative data

and information relevant to the Interest and the Work Programme which EEC would have received if it were a party to the Operating Agreement and all geological and geophysical work product and seismic relating to the Licence, and Farmors shall keep EEC promptly informed of all material matters arising in connection with the same.

4.0 CONFIDENTIALITY AND PUBLIC ANNOUNCEMENTS

4.1 The terms of this Agreement and all information derived thereunder shall be held confidential by the Parties and shall not be divulged in any way to any third party by a Party without the prior written approval of the other Party provided that either Party may, without such approval, disclose such terms and/or information to:

(a) any Affiliate of such Party;

(b) any outside professional consultants, upon obtaining a similar undertaking of confidentiality (but excluding this proviso) from such consultants;

(c) any bank, financial institution or brokerage from whom such Party is seeking or obtaining finance, upon obtaining a similar undertaking of confidentiality (but excluding this proviso) from such bank or institution;

(d) the extent required by any applicable statute, or the requirements of any recognized stock exchange in compliance with its rules and regulations;

(e) any governmental agency lawfully requesting such information;

(f) a potential bona fide assignee of any interest in the Licences, this Agreement or the Earned Interest upon obtaining a similar undertaking of confidentiality (but excluding this proviso) from such potential assignee; or

(g) any court of competent jurisdiction acting in pursuance of its power.

4.2 Neither Party, nor any Affiliate of a Party, shall, without the prior written consent of the other Party (such consent not to be unreasonably withheld or delayed), issue or make any public announcement or statement regarding this Agreement or any matter the subject of this Agreement, unless it is necessary for such Party or such Affiliate to make such public announcement or statement in order to comply with a statutory obligation, or with the requirements of a competent government agency or other regulatory body, or a recognized stock exchange or securities commission on which such Party or such Affiliate thereof has its shares listed, in which event a copy of the same shall be furnished to the other Party prior to publication.

5.0 ASSIGNMENT

5.1 This Agreement shall enure to the benefit of and be binding upon the Parties, their successors and permitted Assigns.

5.2 Farmors acknowledges that it may not assign or transfer all of its rights or obligations pursuant to this Agreement without the prior written consent of the EEC (which consent will not be unreasonably withheld or delayed).

5.3 EEC acknowledges that it may not assign or transfer all or any of its rights or obligations pursuant to this Agreement without the prior written consent of the Farmors (which consent shall not be unreasonably withheld or delayed).

6. TAXATION

EEC undertakes that it will indemnify Farmors for any stamp duty arising as a result of the assignment of the Interest.

7. RELATIONSHIP OF PARTIES

This Agreement is not intended to constitute and shall not be construed so as to constitute any partnership or association.

8. FORMAL AGREEMENT

The parties hereto agree to enter into a formal agreement incorporating the terms and conditions contained herein in a timely fashion. This agreement shall supercede any previous agreement entered into between EEC and IFR.

IN WITNESS WHEREOF the Parties have executed this Agreement the day and year first above written.

[signature]

INTERNATIONAL FRONTIER RESOURCES CORPORATION

Brad Colby

ETERNAL ENERGY CORP.

5/19/2006 executed

SCHEDULE 1

LICENSED INTEREST DOCUMENTS

Seaward Production Licence No. P1089
Seaward Production Licence No. P1295
Licence Assignment dated 7 March 2005 between Walter UK E&P Limited, Palace Exploration Company and CMNS
Interest Assignment dated 7 March 2005 between Walter UK E&P Limited and Palace Exploration Company
Interest Assignment dated 7 March 2005 between Walter UK E&P Limited and CMNS
Licence Assignment dated 16 September 2005 between Palace Exploration Company, PEP and CMNS
Interest Assignment dated 16 September 2005 between Palace Exploration Company and PEP
Interest Assignment dated 16 September 2005 between Palace Exploration Company and CMNS
Certificate of Incorporation on Change of Name dated 10 October 2005
Farm-In Agreement dated 15 December 2005 between PEP and IFR
The Operating Agreement
The Royalty Deed

SCHEDULES ATTACHED HERETO

JOINT OPERATING AGREEMENT

DEED OF ROYALTY GRANT